Exhibit 99.3

Privileged and Confidential

Private Settlement Communication

Subject to FRE 408 and TRE 408 and Related Provisions

Term Sheet Provided by the Company to the Lenders on January 28, 2018

Structure / Implementation	• Pre-packaged / Pre-arranged bankruptcy

ABL	• Remains outstanding and / or refinanced at closing

Term Loans and PGNs

Debt Consideration

•  $5.545bn new debt at recapitalized iHeart

•  5-7 year maturity

•  Collateral in substantially all assets of recapitalized iHeart

Equity Consideration

•  88.5% equity in recapitalized iHeart

•  100.0% of iHeart’s ownership in Outdoor[1]

Junior Stakeholders	• $205mm new debt at recapitalized iHeart • 11.5% equity in recapitalized iHeart

Management	• MIP to be negotiated

Other	• Full and mutual releases • Treatment of Intercompany Note to be discussed

Notes: Tax analysis of proposed structure still under review by Kirkland & Ellis and the Company

[1]	Reflects iHeartMedia’s ownership in Outdoor (e.g., 100% = 89.5% direct ownership). Assumes public stub remains outstanding.